Northern Illinois Gas Company
                                                Form 10-Q
                                                Exhibit 4.01



                        			Supplemental Indenture





                        			DATED OCTOBER 15, 1995





	                 	     NORTHERN ILLINOIS GAS COMPANY



                             				   TO



                         	BANK OF AMERICA ILLINOIS
                 		   formerly known as Continental Bank


                		   TRUSTEE UNDER INDENTURE DATED AS OF
                		    JANUARY 1, 1954 AND SUPPLEMENTAL
                     			   INDENTURES THERETO





                     			   FIRST MORTGAGE BONDS
               		   7.26% SERIES DUE OCTOBER 15, 2025




This instrument was prepared by Richard J. Lannon, 1844 Ferry Road, Naperville, Illinois 60563-9600.





This Supplemental Indenture, dated the fifteenth day of October, 1995, between Northern Illinois Gas Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the ''Company''), and Bank of America Illinois, an Illinois banking corporation (hereinafter called the ''Trustee''), as Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964,
August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June 1,
1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972,
July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1,
1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15,
1988, July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July
15, 1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993
and August 15, 1994 such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the ''Indenture.''

Witnesseth:

	Whereas, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

	Whereas, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated ''First Mortgage Bonds, 7.26% Series due October 15, 2025'' (hereinafter called the ''bonds of this Series''), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

	Whereas, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

                      		 (form of face of bond)

No. RU                                                  $

             		      NORTHERN ILLINOIS GAS COMPANY

       	  First Mortgage Bond, 7.26% Series due October 15, 2025





                             		     2

	Northern Illinois Gas Company, an Illinois corporation (hereinafter called the ''Company''), for value received, hereby promises to pay to
or registered assigns, the sum of             Dollars, on the fifteenth
day of October, 2025, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of seven and twenty-six hundredths per centum (7.26%) per annum, payable semiannually on the fifteenth day of April and the fifteenth day of October in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

	So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on the April 1 or the October 1 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.


	Additional provisions of this bond are set forth on the reverse hereof.

	This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

	In witness whereof, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice
President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be




                           				     3

imprinted hereon and to be attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

Dated

                                         						Northern Illinois Gas Company

                                          					By
                                                    							   President

Attest:


	   Secretary

           (form of trustee's certificate of authentication)

	This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental
Indenture dated October 15, 1995.

Bank of America Illinois,
 Trustee

By
       Authorized Officer


            			   (form of reverse side of bond)

	This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to Bank of America Illinois, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated ''Northern Illinois Gas Company First Mortgage Bonds, 7.26% Series due October 15, 2025'' (herein called ''bonds of this Series''), the issuance of which is provided for by a Supplemental Indenture dated
October 15, 1995 (hereinafter called the ''Supplemental Indenture''), executed and delivered by the Company to the Trustee. The term ''Indenture'', as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto from time to time in effect. Reference is made to the Indenture for a description of





                           				     4

the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

	With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

	The bonds of this Series may not be called for redemption by the Company prior to October 15, 2000. On October 15, 2000 and thereafter until maturity on October 15, 2025, upon the notice hereinafter stated and in the manner and with the effect provided in the Indenture, the bonds of this Series are redeemable at the option of the Company, as a whole at any time or in part from time to time, at the applicable redemption price (expressed as a percentage of principal amount) set




                           				     5

forth under ''General Redemption Prices,'' plus accrued and unpaid interest to the redemption date:

                    			 General Redemption Prices

            		     If Redeemed During Twelve Months'
		                   Period Beginning October 15:


     (The years and the percentages of principal amount set forth under
       ''General Redemption Prices'' in Section 4 of Article I of this
        	      Supplemental Indenture are to be inserted here.)

	Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

	In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

	No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

	This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                  			     (end of bond form)






                            		     6

and

	Whereas, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

	Now, Therefore, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Bank of America Illinois, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal
(other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:


                             				  ARTICLE I

                      			     Bonds of this Series

	Section 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company's ''First Mortgage Bonds, 7.26% Series due October 15, 2025.'' The bonds of this Series which may be issued and outstanding shall not exceed $50,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12 of the Indenture.





                          				     7

	Section 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

	Section 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

	All bonds of this Series shall be dated October 15, 1995, except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after April 1 and before the next succeeding April 15 or on or after October 1 and before the next succeeding October 15 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature
October 15, 2025, and shall bear interest at the rate of 7.26% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the fifteenth day of April and the fifteenth day of October in each year. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the April 1 or the October 1 (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.





                                    8

	The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United
States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York.
Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections 4.08 and 4.09 of the Indenture, at either of such offices or agencies.

	Section 4. The bonds of this Series may not be called for redemption by the Company prior to October 15, 2000. On October 15, 2000 and thereafter until maturity on October 15, 2025, the bonds of this Series, upon the mailing of notice and in the manner provided in
Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series), and with the effect provided in
Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at the applicable redemption price (expressed as a percentage of principal amount) set forth below under ''General Redemption Prices,'' plus accrued and unpaid interest to the redemption date:

                       	  General Redemption Prices

		                     If Redeemed During Twelve Months'
                      		 Period Beginning October 15:


	Year           Percentage               Year           Percentage
	2000            105.09%                 2012            101.02%
	2001            104.75                  2013            100.68
	2002            104.41                  2014            100.34
	2003            104.07                  2015            100.00
	2004            103.73                  2016            100.00
	2005            103.39                  2017            100.00
	2006            103.05                  2018            100.00
	2007            102.71                  2019            100.00
	2008            102.38                  2020            100.00
	2009            102.04                  2021            100.00
	2010            101.70                  2022            100.00
	2011            101.36                  2023            100.00
                                   						2024            100.00





                            				     9

	Section 5. No sinking fund is to be provided for the bonds of this Series.


                          				 ARTICLE II

                   			  Miscellaneous Provisions

	Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

	Section 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

	Section 3. Although this Supplemental Indenture is dated October 15, 1995, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

	Section 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.






                           				     10

	In Witness Whereof, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Bank of America Illinois, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Vice Presidents, all as of the day and year first above written.

Northern Illinois Gas Company

By
       	Vice President and Treasurer

                                                  						  Attest:


                                                   							Assistant Secretary

Bank of America Illinois,
	as Trustee

By
      	Vice President

                                                     	  Attest:


                                                    							Assistant Vice
                                                  							  President





                            				     11


State of Illinois
            		      ss:
County of DuPage


	I, Beth A. Aussem, Notary Public in the State aforesaid, Do Hereby Certify that Richard J. Lannon, Vice President and Treasurer of
Northern Illinois Gas Company, an Illinois corporation, one of the
parties described in and which executed the foregoing instrument, and         ,
Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be the Vice
President and the Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     	Given under my hand and notarial seal this      day of      A.D.
1995.



                                                    								Notary Public

My Commission expires March 23, 1999.







                               	     12

State of Illinois
                  ss:
County of Cook

	I,                  , a Notary Public in and for said County, in the
State aforesaid, Do Hereby Certify that               , Vice President
of Bank of America Illinois, an Illinois banking corporation, one of the parties described in and which executed the foregoing instrument,
and              , Assistant Vice President of said banking
corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Vice President, respectively, and who are both personally known to me to be a Vice President and an Assistant Vice President, respectively, of said banking corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, of said banking corporation, and as the free and voluntary act of said banking corporation, for the uses and purposes therein set forth.

	Given under my hand and notarial seal this   th day of      A.D. 1995.




					                                              Notary Public

My Commission expires                 .






                           				     13

                         				RECORDING DATA

	This Supplemental Indenture was recorded on October 17, 1995, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

	     County     Book    Page    Document No.
	     Adams
	     Boone
	     Bureau
	     Carroll
	     Champaign
	     Cook
	     DeKalb
	     DeWitt
	     DuPage
	     Ford
	     Grundy
	     Hancock
	     Henderson
	     Henry
	     Iroquois
	     Jo Daviess
	     Kane
	     Kankakee
	     Kendall
	     Lake
	     La Salle
	     Lee
	     Livingston
	     McHenry
	     McLean
	     Mercer
	     Ogle
	     Piatt
	     Pike
	     Rock Island
	     Stephenson
	     Tazewell
	     Vermilion
	     Whiteside
	     Will
	     Winnebago
	     Woodford